UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

ROADZEN INC.

(Exact name of Registrant as Specified in Its Charter)

British Virgin Islands	001-41094	98-1600102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Anza Blvd Suite 109
Burlingame, California	94010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 745-6448

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2025, Roadzen Inc. (the “Company”) entered into Amendment No. 2 to the Senior Secured Note Purchase Agreement (the “Amendment”), by and among the Company, Roadzen, Inc., a wholly-owned subsidiary of the Company (the “Issuer”), the subsidiary guarantors party thereto (the “Guarantors”) and Mizuho Securities USA LLC, as administrative agent and collateral agent (in such capacity, the “Agent”) and as a purchaser thereunder (in such capacity, the “Purchaser”), which amended the Senior Secured Note Purchase Agreement, dated as of June 30, 2023 (as previously amended, the “Note Purchase Agreement”), by and among the Issuer, the Guarantors, the Agent and the Purchaser. Among other things, the Amendment provides for (i) an extension of the maturity date of the $11.5 million in principal amount of senior secured notes issued under the Note Purchase Agreement (the “Notes”) from December 31, 2024 to December 31, 2025 and (ii) the joinder of the Company as an additional Guarantor under the Note Purchase Agreement. In addition, the Company agreed to grant the Purchaser certain registration rights with respect to the resale of the Company’s ordinary shares, par value $0.0001 per share (“Ordinary Shares”), issuable upon exercise of the Warrant (as defined below).

Also on February 28, 2025, in connection with the Amendment, the Company issued to the Purchaser an amended and restated warrant (the “Warrant”) to purchase an additional 104,566 Ordinary Shares at an exercise price of $0.001 per share, for a total of up to 1,537,083 Ordinary Shares at an exercise price of $0.001 per share. The Warrant amends, restates and supersedes in its entirety the warrant to purchase up to 1,432,517 Ordinary Shares at an exercise price of $0.001 per shares issued to the Purchaser on May 14, 2024 pursuant to the terms of the Note Purchase Agreement.

The foregoing descriptions of the Amendment and the Warrant do not purport to be complete and are qualified in their entireties by reference to the full text of the Amendment and the Warrant, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Warrant was offered and sold pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Warrant, dated February 28, 2025.
10.1	Amendment No. 2 to Senior Secured Note Purchase Agreement, dated as of February 28, 2025.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADZEN INC.

Date: March 5, 2025	By:	/s/ Jean-Noël Gallardo
	Name:	Jean-Noël Gallardo
	Title:	Chief Financial Officer